                                                                    Exhibit 4(g)


REGISTERED  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN    PRINCIPAL AMOUNT:
            PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE
            MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE
            DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY    $
            A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
            ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE
            DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR      CUSIP
            DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR
            DEPOSITARY, UNLESS THIS CERTIFICATE IS PRESENTED
            BY AN AUTHORIZED REPRESENTATIVE OF THE
            DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW
            YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR
            REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
            AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
            NAME OF CEDE & CO. OR SUCH OTHER NAME AS
NO. FLD-    REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
            DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE
            TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE
            HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
            PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
            HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            GATX CAPITAL CORPORATION


                           MEDIUM-TERM NOTE, SERIES D
                                 (FLOATING RATE)


Original Issue Date:                 Interest Reset Date(s):

Maturity Date:

Interest Rate Basis:                 Interest Reset Period:

Initial Interest Rate:               Interest Payment Date(s)

Index Maturity:

Spread (plus or minus):              Interest Payment Period:

                          Redemption at option of Holder: Yes __ No __ Redemption at option of Company: Yes __ No __

Maximum Interest Rate:             Redemption Dates and Prices:

Minimum Interest Rate:             Sinking Fund Dates and Amounts:
________________________________________________________________________________

GATX CAPITAL CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to ____________________________________________
________________________________________________________________________________

, or registered assigns, the principal amount of ___________________ DOLLARS, on the Maturity Date shown above and to pay interest thereon at the rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above following the Original Issue Date shown above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," "Determination of LIBOR Rate," "Determination of Federal Funds Rate" or "Determination of Treasury Rate," depending upon whether the Interest Rate Basis is Commercial Paper Rate, LIBOR, Federal Funds Rate or Treasury Rate, as indicated above, until the principal hereof is fully paid or duly made available for payment. The Company will pay interest monthly, quarterly, semiannually or annually as indicated above on each Interest Payment Date shown above commencing with the first Interest Payment Date shown above immediately following the Original Issue Date shown above, and on the Maturity Date shown above, or, if applicable, upon redemption; provided, however, that if the Original Issue Date shown above is between a Regular Record Date (as defined below) and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date; and provided, further, however, that if an Interest Payment Date would fall on a day that is not a Business Day (as defined on the reverse hereof), such Interest Payment Date shall be the following day that is a Business Day, except that in the case the Interest Rate Basis is LIBOR, as indicated above, if such next Business Day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day with respect to such LIBOR Note. Except as provided above and in the Indenture referred to on the reverse hereof, interest payments will be made on the Interest Payment Dates shown above. The "Regular Record Date" shall be the date whether or not a Business Day 15 calendar days immediately preceding such Interest Payment Date.

         The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates referred to above, will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided, however, that interest payable on the Maturity Date shown above, or if applicable, the date of redemption (the "Redemption Date") will be paid to the Person to whom the principal of this
Note is payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payments of principal and interest shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date or Redemption Date, if any) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The principal hereof and interest due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

         This Note shall be governed by and construed in accordance with the law of the State of New York.

         This Note is one of the series of Medium-Term Notes, Series D, of the Company.

         Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank (National Association), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                            GATX CAPITAL CORPORATION

        CERTIFICATE OF AUTHENTICATION
 This is one of the Securities of the series
    designated therein referred to in the         By:___________________________
         within-mentioned Indenture.                    Chairman of the Board
           THE CHASE MANHATTAN BANK
            (NATIONAL ASSOCIATION)
                  as Trustee

By: ___________________________________
            Authorized Signatory                  ATTEST:


                                                  ______________________________
                                                              Secretary

                               [Reverse of Note]

                            GATX CAPITAL CORPORATION
                           MEDIUM-TERM NOTE, SERIES D
                                (FLOATING RATE)


         This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of July 31, 1989, as supplemented and amended by the Supplemental Indentures dated as of December 18, 1991 and ____________ (herein called the "Indenture") between the Company and The Chase Manhattan Bank (National Association), Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of Securities designated as Medium-Term Notes, Series C (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

         The interest payable on this Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date set forth on the face hereof (the "Original Issue Date") or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date; provided, however, that if the Interest Reset Dates set forth on the face hereof (the "Interest Reset Dates") are daily or weekly, interest payments shall include interest accrued only through and including the Regular Record Date next preceding the applicable Interest Payment Date except that the interest payment at maturity will include interest accrued to but excluding such date. Accrued interest from the Original Issue Date or from the last date to which interest has been paid is calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Notes with an interest rate determined by reference to the "Commercial Paper Rate" (the "Commercial Paper Rate Notes"), the "Federal Funds Rate" (the "Federal Funds Rate Notes"), and "LIBOR" ("LIBOR" Notes"), or by the actual number of days in the year, in the case of Notes with an interest rate determined by reference to the "Treasury Rate" (the "Treasury Rate Notes"). The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding interest Reset Date; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the initial Interest Rate as specified on the face hereof and (ii) the interest rate in effect for the ten calendar days immediately prior to maturity will be that in effect on the tenth calendar date preceding maturity. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, shown on the face hereof (the "Maximum Interest Rate"), or less than the Minimum Interest Rate, if any, shown on the face hereof (the "Minimum Interest Rate"). All percentages resulting from any calculations will be rounded, if necessary, to the nearest one-hundredth of a percent, with five one-thousandths of a percent being rounded upwards. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by applicable law.

         Commencing with the first Interest Reset Date shown on the face hereof following the Original Issue Date, and thereafter on each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on this
Note is payable shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually as specified on the face hereof under "Interest Reset Date(s)." Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the Maturity Date or, if applicable, the Redemption Date shown on the face hereof (the "Redemption Date"). The Interest Reset Date will be, if this Note resets daily, each Business Day; if this Note resets weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December; if this Note resets semiannually, the third Wednesday of the two months specified on the face hereof; and if this Note resets annually, the third Wednesday of the month specified on the face hereof. Subject to applicable law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions applicable below, plus or minus the Spread (as specified on the face hereof), if any. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. "Business Day" means (i) with respect to any Note, any day that is not a Saturday or Sunday, and that, in The City of New York, is neither a legal holiday nor a day on which banking institutions or trust companies are authorized or obligated by law to close, and (ii) with respect to LIBOR Notes only, a London Banking Day. A "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. In the case of weekly reset Treasury Rate Notes, if an auction of treasury bills falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date will be the following day that is a Business Day.

         The Interest Determination Date (the "Interest Determination Date") pertaining to an Interest Reset Date will be, if the Interest Rate Basis (defined below) is the Commercial Paper Rate or the Federal Funds Rate, the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is LIBOR, the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Interest Rate Basis is the Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) of the Index Maturity specified on the face hereof are auctioned. Treasury bills normally are auctioned on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such action may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. Interest payable hereon will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period") as specified on the face hereof. Unless otherwise shown on the face hereof, interest will be payable. If this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of the month specified on the face hereof (each such date being an "Interest Payment Date") and in each case, at maturity or, if applicable, upon redemption.

         DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof (the "Interest Rate Basis") is "Commercial Paper Rate," the interest rate shall equal (a) the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof (i) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication, under the heading "Commercial Paper" or (ii) in the event that such rate is not published by the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release. "Composite 3:30 P.M. Quotations for U.S. Government

Securities" ("Composite Quotations") under the heading "Commercial Paper" or
(b) if neither of such yields is published by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, of three leading dealers of commercial paper in The City of New York selected by The Chase Manhattan Bank (National Association) as calculation agent (or any successor calculation agent, the "Calculation Agent") on that Interest Determination Date, for commercial paper of the Index Maturity specified on the face hereof (the "Index Maturity") placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest for such period shall be the Initial Interest
Rate).

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:
                                      D x 360
               Money Market Yield = --------------- x 100
                                    360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is "LIBOR," commencing on the second London Banking Day immediately following the applicable Interest Determination Date the interest rate shall be equal to either (i) the arithmetic mean (rounded upward if necessary to the nearest one-sixteenth of one percent) as calculated by the Calculation Agent, of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, which appear on the Reuters Screen LIBO Page (or such other page as may replace the same), as of 11:00 A.M., London time, on such Interest Determination Date or (ii) the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof which appears on the Telerate Page 3750 (or such other page or service as may replace the same) as of 11 A.M., London time, on such Interest Determination Date, in each case adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if less than two such offered rates appear on the Reuters Screen LIBO Page or if no rate appears on Telerate Page 3750, as applicable, the Calculation Agent shall request the principal London Office of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date, on deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time, and such rate of interest hereon shall equal the arithmetic mean (rounded upward if necessary to the nearest one-sixteenth of one percent) of (a) such quotations, if at least two quotations are provided, or (b) if less than two quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount as aforesaid, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if the three banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest for such period shall be the Initial Interest
Rate).

         DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof is "Federal Funds Rate," the interest rate shall equal (a) the rate on the applicable Interest Determination Date specified on the face hereof for Federal Funds (i) as published in the H.15(519) under the heading "Federal Funds (Effective)" or (ii) if such rate is not so published by the Calculation Date pertaining to such Interest Determination Date, then as published in the Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the arithmetic mean (as calculated by the Calculation Agent) of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on such Interest Determination Date, in each of the above cases, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if such brokers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest for such period shall be the Initial Interest Rate).

         DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is "Treasury Rate," the interest rate shall equal the rate for the auction held on the applicable Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519), or any successor publication, under the heading, "U.S. Government Securities-Treasury bills--auction average (investment)" or, if not so published by the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof. In the event that the results are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then rate of interest herein shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest for such period shall be the Initial Interest Rate).

         The Calculation Date pertaining to an Interest Determination Date shall be the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

         If so specified on the face of this Note, this Note may be redeemed at the option of the Company or the Holder on and after the Redemption Date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000) at option of the Company or a Holder, at the redemption prices set forth on the face hereof, together with interest thereon payable to the Redemption Date, on notice given (i) to the Trustee not more than 60 days nor less than 30 days prior to the Redemption Date with respect to redemption at the option of the Company; or (ii) to the Trustee and the Company at least sixty (60) days prior to the Redemption Date with respect to redemption at the option of a Holder. With respect to redemption at the option of the Company, if less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. Any notice by the Trustee of such redemption at the option of the Company shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal thereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and this Note duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All capitalized terms used in this Note and not otherwise defined herein or particularized on the face hereof shall have the meanings assigned to them in the Indenture.

          ____________________________________________________________

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT--_______________ Custodian _____________
                             (Cust)                   (Minor)
                             Under Uniform Gifts to Minors Act
                             _________________________________
                                        (State)

     Additional abbreviations may also be used though not in the above list.
        _______________________________________________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________________

________________________________________________________________________________

________________________________________________________________________________
    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
 the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Date:  __________________     __________________________________________________
                              Note: The signature to this Assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement.


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